Exhibit 99.3

Actua Corporation and Folio Dynamics Holdings, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On November 3, 2014, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of November 3, 2014, among Folio Dynamics Inc., Folio Dynamics Holdings, Inc. (“FolioDynamix”), Folio Dynamics Acquisition Corp., ABS Capital Partners VI, L.P. and Edison Partners Escrow Fund, LLC, acting jointly as the Holders’ Representative, and Actua Holdings, Inc., a wholly owned subsidiary of Actua Corporation (“Actua”), as the Guarantor, Actua acquired Folio Dynamics Inc. through FolioDynamix, a holding company (such acquisition, the “Acquisition”).

The following unaudited Pro Forma Condensed Combined Balance Sheets as of June 30, 2014 are derived from the unaudited condensed consolidated balance sheets of Actua as of such date and the unaudited condensed consolidated balance sheets of Folio Dynamics Inc. as of such date.

The following unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2013 are derived from the audited condensed consolidated statements of operations of Actua for such year and the audited condensed consolidated statements of operations of Folio Dynamics Inc. for such year.

The following unaudited Pro Forma Condensed Combined Statements of Operations for the six-month period ended June 30, 2014 are derived from the unaudited condensed consolidated statements of operations of Actua for such period and the unaudited condensed consolidated statements of operations of Folio Dynamics Inc. for such period.

The unaudited pro forma condensed combined financial statements presented herein have been prepared pursuant to the requirements of Article 11 of Regulation S-X to give effect to the completed Acquisition, which has been accounted for as a purchase business combination in accordance with ASC 805, “Business Combinations.” The assumptions, estimates, and adjustments reflected herein have been made solely for purposes of developing the unaudited pro forma condensed combined financial statements and are based upon available information and certain assumptions that we believe are reasonable. The related purchase accounting should be considered preliminary.

The unaudited Pro Forma Condensed Combined Balance Sheets presented herein have been prepared as if the Acquisition, which was completed on November 3, 2014, had been completed as of June 30, 2014, the end of Actua’s second fiscal quarter of 2014. The unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 2013 have been prepared as if the Acquisition were completed on January 1, 2013, the first day of Actua’s 2013 fiscal year. The unaudited Pro Forma Condensed Statements of Operations for the six-month period ended June 30, 2014 have been prepared as if the Acquisition were completed on January 1, 2013, the first day of Actua’s 2013 fiscal year.

The unaudited pro forma condensed combined financial statements presented herein should be read in conjunction with (1) Actua’s audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Actua’s Annual Report on Form 10-K for the year ended December 31, 2013, (2) Actua’s unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Actua’s Quarterly Report on Form 10-Q for the six-month period ended June 30, 2014, (3) the audited consolidated financial statements and related notes of Folio Dynamics Inc. as of and for the year ended December 31, 2013 and (4) the unaudited consolidated financial statements and related notes of Folio Dynamics Inc. as of June 30, 2014 and for the six-month periods ended June 30, 2014 and 2013.

The unaudited pro forma condensed combined financial statements presented herein are provided for informational purposes only. They do not purport to represent the consolidated financial position of Actua that would have existed or the consolidated results of operations of Actua that would have been obtained had the Acquisition been completed as of the date or for the periods presented, or of the financial position that may exist or results of operations that may be obtained in the future.

ACTUA CORPORATION

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of June 30, 2014

(In Thousands, Except Per Share Data)

(Unaudited)

	Historical		Pro Forma
	Actua	Folio Dynamix	Adjustments		Combined
Assets
Current Assets
Cash and cash equivalents	$309,546	$6,362	$(201,699)	(a)	$114,209
Restricted cash	1,292	—	—		1,292
Accounts receivable, net of allowance	12,606	2,794	—		15,400
Deferred tax assets	—	81	(81)	(d)	—
Prepaids and other current assets	5,403	849	—		6,252

Total current assets	328,847	10,086	(201,780)		137,153
Fixed Assets, net	6,544	1,146	—		7,690
Ownership interest	342	—	—		342
Goodwill	90,466	9,122	152,192	(b),(d),(g)	251,780
Intangibles, net	54,175	1,792	46,608	(c),(d)	102,575
Cost method companies	19,598	—	—		19,598
Other assets, net	1,454	111	—		1,565

Total Assets	$501,426	$22,257	$(2,980)		$520,703

Liabilities
Current Liabilities
Current maturities of long-term debt	$—	$931	$—		$931
Accounts payable	4,898	4,814	—		9,712
Accrued expenses	3,895	3,937	1,137	(e)	8,969
Accrued compensation and benefits	6,145	—	—		6,145
Deferred revenue	24,414	2,655	(1,747)	(d)	25,322

Total current liabilities	39,352	12,337	(610)		51,079

Long-term debt	496	5,834	—		6,330
Deferred revenue	431	3,045	(2,715)	(d)	761
Other liabilities	1,329	2,102	—		3,431

Total Liabilities	41,608	23,318	(3,325)		61,601

Redeemable noncontrolling interest	4,668	—	—		4,668

Total equity	455,150	(1,061)	345	(h)	454,434

Total Liabilities, Redeemable noncontrolling interest and Total equity	$501,426	$22,257	$(2,980)		$520,703

ACTUA CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Year ended December 31, 2013

(In Thousands, Except Per Share Data)

(Unaudited)

	Historical		Pro Forma
	Actua	Folio Dynamix	Adjustments		Combined
Revenue	$59,201	$21,256	$—		$80,457
Operating expenses:
Cost of revenue	17,757	8,865	—		26,622
Sales and marketing	28,129	2,984	—		31,113
General and administrative	30,960	5,090	—		36,050
Research and development	9,032	4,870	—		13,902
Amortization of intangible assets	8,470	241	5,684	(c)(d)	14,395
Impairment related and other	4,292	—	—		4,292

Total operating expenses	98,640	22,050	5,684		126,374
Operating income (loss)	(39,439)	(794)	(5,684)		(45,917)
Other income (loss), net	(4,210)	(62)	—		(4,272)
Interest income	227	—	—		227
Interest expense	(1,484)	(657)	—		(2,141)

Income (loss) before income taxes, equity loss and noncontrolling interest	(44,906)	(1,513)	(5,684)		(52,103)
Income tax benefit (expense)	17,571	(225)	2,663	(f)	20,009
Equity loss	(2,963)	—	—		(2,963)

Income (loss) from continuing operations	(30,298)	(1,738)	(3,021)		(35,057)
Less: Net income (loss) attributable to the noncontrolling interest	(4,629)	—	—		(4,629)

Net income (loss) from continuing operations attributable to Actua	$(25,669)	$(1,738)	$(3,021)		$(30,428)

Basic income (loss) from continuing operations per share attributable to Actua Corporation:	$(0.70)				$(0.83)

Shares used in computation of basic income (loss) per share	36,536				36,536

Diluted income (loss) from continuing operations per share attributable to Actua Corporation:	$(0.70)				$(0.83)

Shares used in computation of diluted income (loss) per share	36,536				36,536

ACTUA CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Six Months ended June 30, 2014

(In Thousands, Except Per Share Data)

(Unaudited)

	Historical		Pro Forma
	Actua	Folio Dynamix	Adjustments		Combined
Revenue	$37,451	$13,733	$—		$51,184
Operating expenses:
Cost of revenue	10,418	5,671	—		16,089
Sales and marketing	18,116	1,833	—		19,949
General and administrative	22,924	2,703	—		25,627
Research and development	6,800	3,066	—		9,866
Amortization of intangible assets	4,594	172	2,791	(c)(d)	7,557
Impairment related and other	836	—	—		836

Total operating expenses	63,688	13,445	2,791		79,924
Operating income (loss)	(26,237)	288	(2,791)		(28,740)
Other income (loss), net	937	(51)	—		886
Interest income	232	—	—		232
Interest expense	(1,591)	(156)	—		(1,747)

Income (loss) before income taxes, equity loss and noncontrolling interest	(26,659)	81	(2,791)		(29,369)
Income tax benefit (expense)	505	—	—		505
Equity loss	(632)	—	—		(632)

Income (loss) from continuing operations	(26,786)	81	(2,791)		(29,496)
Less: Net income (loss) attributable to the noncontrolling interest	(2,379)	—	—		(2,379)

Net income (loss) from continuing operations attributable to Actua	$(24,407)	$81	$(2,791)		$(27,117)

Basic income (loss) from continuing operations per share attributable to Actua Corporation:	$(0.66)				$(0.73)

Shares used in computation of basic income (loss) per share	37,205				37,205

Diluted income (loss) from continuing operations per share attributable to Actua Corporation:	$(0.66)				$(0.73)

Shares used in computation of diluted income (loss) per share	37,205				37,205

ACTUA CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands, except per share data)

Note 1: Description of transaction and basis of pro forma presentation

On November 3, 2014, Actua acquired FolioDynamics Inc. through FolioDynamix, a holding company. The estimated consideration transferred and estimated purchase price allocation that are set forth below are presented for pro forma information purposes only and may change when Actua finalizes its purchase accounting adjustments related to the transaction.

The estimated consideration transferred in the Acquisition is set forth below:

Cash consideration paid at closing	$200,937
Cash received	(13)
Preliminary working capital adjustment	762
Fair value of FolioDynamix stock options rolled in transaction	3,566

Total estimated fair value of consideration transferred	$205,252

The unaudited pro forma condensed combined balance sheet as of June 30, 2014 is derived from the unaudited condensed consolidated financial statements of Actua and the unaudited condensed consolidated balance sheet of FolioDynamics Inc., in each case as of June 30, 2014.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is derived from the audited condensed consolidated statement of operations of Actua for the year ended December 31, 2013 and the audited condensed consolidated statement of operations of FolioDynamics Inc. for the year ended December 31, 2013.

The unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2014 is derived from the unaudited condensed consolidated statement of operations of Actua for the six-month period ended June 30, 2014 and the unaudited condensed consolidated statement of operations of FolioDynamics Inc. for the six-month period ended June 30, 2014.

The unaudited pro forma condensed combined financial statements presented herein are provided for informational purposes only. They do not purport to represent the consolidated financial position of Actua that would have existed or consolidated results of operations of Actua that would have been obtained had the Acquisition been completed as of the date or for the periods presented, or of the financial position that may exist or results of operations that may be obtained in the future.

ACTUA CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands, except per share data)

Note 2: Preliminary purchase price allocation

Under the purchase method of accounting, the total consideration paid in connection with the Acquisition will be allocated to the assets of Folio Dynamix that were acquired and the liabilities of Folio Dynamix that were assumed, in each case, based on the estimated fair value of Folio Dynamix’s tangible and intangible assets and liabilities as of November 3, 2014, the date on which the Acquisition was consummated. The amount equal to the total consideration paid, plus the value of liabilities assumed, less the value of tangible and intangible assets acquired, will be recorded as goodwill. Actua’s preliminary allocation of the estimated total consideration is set forth below. These amounts are preliminary and may change in connection with the completion of a pending valuation report regarding the fair values of intangible assets and goodwill and the related deferred income taxes and the final determination of the amount of an estimated working capital adjustment to the purchase price.

Estimated Preliminary Consideration Allocation
Total tangible assets acquired, net of cash acquired	$11,105
Total liabilities assumed	(15,519)
Identifiable intangible assets:
Customer relationships	29,300
Technology	11,000
Trademarks/trade names	8,100
Goodwill	161,266

Total estimated preliminary consideration allocation	$205,252

Total liabilities assumed in the table above includes a reduction of deferred revenue of $4,462 for limitations to fair value the historical deferred revenues of FolioDynamics Inc. balance sheets.

The goodwill resulting from the Acquisition is not tax-deductible.

Note 3: Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	recordation of Actua cash consideration paid of $201,699.

(b)	recordation of the preliminary estimate of goodwill arising from the acquisition of $161,266.

ACTUA CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands, except shares)

(c)	recordation of the preliminary estimate of FolioDynamix intangible assets and the resulting estimated amortization expense for the respective periods:

			Amortization
	Estimated Fair Value	Estimated Useful Life in Years	For the Year Ended December 31, 2013	For the Six Months Ended June 30, 2014
Customer relationships	$29,300	10	$2,930	$1,465
Technology	11,000	8	1,375	688
Trademarks/trade names	8,100	5	1,620	810

Total preliminary estimate of intangible assets acquired	$48,400		$5,925	$2,963

(d)	elimination of FolioDynamix historical goodwill and intangibles, net and application of similar fair value adjustment impact on deferred revenue and deferred tax assets from purchase accounting.

(e)	recordation of transaction costs totaling $1,137.

(f)	recordation of any pro forma tax effect for the year ended December 31, 2013 on the adjustments to pro forma net loss and net income before income tax provision based on an estimated statutory rate of 37.0% for the 2013 period. The pro forma combined income tax benefits do not reflect the amounts that would have resulted had Actua and FolioDynamix filed consolidated combined income tax returns during the periods presented except for an additional tax benefit that would have been recognized in 2013 related to an offsetting tax provision in discontinued operations (not shown) since there was a loss in continuing operations and income in discontinued operations (not shown) in that same year.

(g)	the pro forma balance sheet does not give effect to potential deferred tax liabilities that may be required to be recorded in connection with this purchase transaction as we are still determining the extent of the Internal Revenue Code Section 382 limitations to which the acquired net operating loss carryforwards are subject. If such an adjustment is required we will be required to increase goodwill with an offsetting tax benefit (because we have a full tax valuation allowance) to be recorded on the income statement.

(h)	elimination of Folio Dynamics Inc.’s historical equity and recordation of the effects of footnotes a through g above.